Exhibit 10.2

[Form of]
TAX SHARING AGREEMENT
BY AND AMONG
ECHOSTAR COMMUNICATION CORPORATION
AND
ECHOSTAR HOLDING CORPORATION
DATED AS OF [________ , 2007]

FORM OF
TAX SHARING AGREEMENT
     This Tax Sharing Agreement (the “Agreement”) is entered into as of the ___day of [    ], 2007, between EchoStar Communications Corporation (“ECC”), a Nevada corporation, and EchoStar Holding Corporation (the “Company”), a Nevada corporation.
R E C I T A L S
     WHEREAS, ECC and the Company have entered into a Separation Agreement dated [    ] (the “Separation Agreement”); and
     WHEREAS, pursuant to the Separation Agreement the issued and outstanding common stock of the Company owned by ECC will be distributed by ECC (pro rata) to the holders of its common stock with respect to such stock in the Distribution; and
     WHEREAS, the parties hereto desire to provide for the payment of tax liabilities and entitlement to tax refunds for the taxable periods ending before, on or after the date of the Distribution, to allocate responsibility and provide for cooperation in the preparation and filing of tax returns with respect to such taxable periods, and to provide for certain other related matters;
     NOW, THEREFORE, ECC, on behalf of itself and the ECC Group (as hereinafter defined), and the Company, on behalf of itself and the Company Group (as hereinafter defined), in consideration of the mutual covenants contained herein, agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
     Section 1.1    General. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Separation Agreement or, to the extent the context requires, have the meaning assigned to them in the Code or the applicable Treasury Regulations promulgated thereunder (as interpreted in administrative pronouncements and judicial decisions) or in comparable provisions of applicable law. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):
     “Affiliate” shall mean any entity that is directly or indirectly under the control of the Person or entity in question, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
     “Ancillary Agreement” shall have the meaning set forth in the Separation Agreement.
     “Big Four Public Accounting Firms” shall mean each of Deloitte & Touche LLP, Ernst & Young LLP, KPMG LLP, and PricewaterhouseCoopers LLP.

     “Code” shall mean the Internal Revenue Code of 1986, as amended.
     “Combined Tax Return” shall mean a consolidated, combined or unitary Income Tax Return that actually includes, by election or otherwise, one or more members of the ECC Group and one or more members of the Company Group.
     “Company Group” shall mean the Company and all direct and indirect Subsidiaries or Affiliates of the Company at the time of the Distribution.
     “Contribution” shall have the meaning set forth in the Separation Agreement.
     “Contributions” shall have the meaning set forth in the Separation Agreement.
     “Distribution” shall have the meaning set forth in the Separation Agreement.
     “Distribution Liability” shall mean any liability for which the Company has provided an indemnity pursuant to Sections 3.1(b)(ii) or (iii) of this Agreement.
     “Distribution Date” shall mean the date on which the Distribution is effected.
     “Distributions” shall have the meaning set forth in the Separation Agreement.
     “ECC Consolidated Group” shall mean ECC and each direct and indirect Subsidiary, including a member of the Company Group, that is eligible to join with ECC in the filing of a consolidated federal income tax return.
     “ECC Group” shall mean ECC and all direct and indirect Subsidiaries or Affiliates of ECC other than a member of the Company Group.
     “Effective Date” shall have the meaning set forth in Section 10.3.
     “Estimated Tax Return” shall mean any Tax Return filed in respect of any estimated Tax payment that is due on or before the Distribution Date.
     “First Contribution” shall have the meaning set forth in the Separation Agreement.
     “First Internal Distribution” shall have the meaning set forth in the Separation Agreement.
     “Income Tax” shall mean federal income tax and any other tax imposed on or measured by net income.
     “Income Tax Return” shall mean any Tax Return in respect of Income Taxes.
     “IRS” shall mean the Internal Revenue Service.

     “Out-of-Pocket Expenses” shall include, but not be limited to, reasonable attorneys’ fees, accountant fees and other related professional fees and disbursements.
     “Party” shall mean each of ECC and the Company.
     “Person” shall mean any individual, partnership, joint venture, limited liability company, corporation, association, joint stock company, trust, unincorporated organization or similar entity or a governmental authority or any department or agency or other unit thereof.
     “Post-Distribution Taxes” shall mean all Taxes incurred by, imposed on or asserted against any member of the ECC Group or the Company Group that is attributable to income or operations in a Post-Distribution Tax Period and shall include any Taxes (including Taxes related to a Straddle Period) incurred by any member of the Company Group as a result of any transaction undertaken by such member that is not specifically set forth in the Separation Agreements and that is outside of the ordinary course of business on the Distribution Date after the Distribution.
     “Post-Distribution Tax Period” shall mean (i) any tax year or period beginning after the Distribution Date, and (ii) with respect to a Straddle Period, the portion of the Straddle Period that commences on the day immediately after the Distribution Date.
     “Pre-Distribution Taxes” shall mean all Taxes incurred by, imposed on or asserted against any member of the ECC Group or the Company Group that is attributable to income or operations in a Pre-Distribution Tax Period (including any Taxes arising as a result of the Contributions, Distributions or Separation Transactions failing to qualify for Tax-Free Status) but shall not include any Taxes (including Taxes related to a Straddle Period) incurred by any member of the Company Group as a result of any transaction undertaken by such member that is not specifically set forth in the Separation Agreements and that is outside of the ordinary course of business on the Distribution Date after the Distribution.
     “Pre-Distribution Tax Period” shall mean (i) any tax year or period ending on or before the Distribution Date, and (ii) with respect to a Straddle Period, the portion of the Straddle Period ending on and including the Distribution Date.
     “Pre-Distribution Tax Return” shall mean any Tax Return that includes Taxes allocable to the Pre-Distribution Tax Period but excluding any Tax Return related to a Straddle Period.
     “Prepaid Taxes” shall mean all payments of Taxes made in respect of the Tax liability of the Company or any member of the Company Group (whether by reason of an estimated Tax payment or otherwise) on or prior to the Distribution Date, including any refunds or credits attributable to a Pre-Distribution Tax Period, and which is in respect of the Straddle Period.
     “Prime” shall mean, the rate announced from time to time as “prime” as reported in the Wall Street Journal’s Money Rates table as the prime rate with respect to the applicable currency.
     “Private Letter Ruling” shall have the meaning set forth in the Separation Agreement.

     “Ruling Request” shall mean the request submitted to the IRS on September 14, 2007, for the Private Letter Ruling (including the exhibits attached thereto and all related supplements) and any other ruling in connection with the Contributions and Distributions that ECC deems to be appropriate.
     “Second Contribution” shall have the meaning set forth in the Separation Agreement.
     “Second Internal Distribution” shall have the meaning set forth in the Separation Agreement.
     “Separation Agreement” shall have the meaning set forth in the recitals.
     “Separation Transactions” shall have the meaning set forth in the Separation Agreement.
     “Short Year” shall mean the short taxable year beginning on the first day of the Company’s first taxable period in the year of the Distribution and ending on and including the Distribution Date.
     “Straddle Period” shall mean any taxable year or period that begins on or before the Distribution Date and ends after the Distribution Date.
     “Straddle Period Tax Return” shall mean any Tax Return that includes Taxes allocable to the Straddle Period other than a Combined Tax Return.
     “Subsidiary” shall mean any entity in which a Party, directly or indirectly, possesses fifty percent (50%) or more of the total (i) combined voting power of all classes of its stock or (ii) interests in the capital or profits.
     “Taxes” shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result of being a member of a combined, consolidated, unitary or affiliated group.
     “Tax Attribute” shall mean any net operating loss, net capital loss, investment tax credit, foreign tax credit, deduction or any loss, credit or tax attribute that could be carried forward or back to reduce taxes (including without limitation deductions and credits related to alternative minimum taxes).
     “Tax-Free Status” shall mean the qualification of each of the Contribution and Distribution, the Second Contribution and Second Internal Distribution, and the First Contribution and First Internal Distribution, respectively, as a reorganization described in Section 368(a)(1)(D) of the Code and a distribution under Section 355 of the Code.

     “Tax Materials” shall mean all Pre-Distribution Tax Returns involving another Party (or its Subsidiaries) and all Straddle Period Tax Returns involving another Party (or its Subsidiaries), or other books, records and files relating to such Tax Returns
     “Tax Matter” shall mean any inquiry, claim, assessment, audit or similar event with respect to Taxes.
     “Tax Refund” shall mean any refund of Taxes (and any interest attributable thereto), including any reduction in Taxes otherwise payable by means of a credit, offset or otherwise.
     “Tax Return” shall mean any tax return, statement, report or form (including estimated tax returns and reports, extension requests and forms, and information returns and reports) required to be filed with any taxing authority and any amended return (including any claims for refunds) with respect to the foregoing.
ARTICLE II
PREPARATION AND FILING OF RETURNS AND PAYMENT OF TAXES
     Section 2.1   Tax Returns.
     ECC shall have the exclusive authority to prepare and file or cause to be prepared and filed (i) all Tax Returns for all members of the Company Group for all taxable years or periods ending on or before the Distribution Date, including any Estimated Tax Returns due on or prior to the Distribution Date, (ii) all consolidated federal Income Tax Returns of the ECC Consolidated Group, (iii) any other Combined Tax Return, and (iv) any Tax Return of any member of the ECC Group.
     Section 2.2   Straddle Period Tax Returns.
     (a)  (i)  The Company shall prepare (in accordance with past practices of ECC) the initial draft of all Straddle Period Tax Returns (other than Estimated Tax Returns due on or prior to the Distribution Date) and shall submit such Tax Returns, along with a calculation of ECC’s portion of any Pre-Distribution Taxes (reduced by any Prepaid Taxes) set forth on such Tax Returns, to ECC for approval no later than thirty (30) days prior to the due date thereof. No later than fifteen (15) days after the receipt of such Tax Return from the Company, ECC shall notify the Company of any reasonable objections ECC may have to items set forth in such draft Tax Returns and/or the calculation of such Taxes for which ECC is responsible. The Company and ECC agree to consult and resolve in good faith any such objection, it being understood and agreed that in the absence of any such resolution, any and all such objections shall be resolved in a manner consistent with the past practices with respect to such items unless otherwise required by law. If ECC and the Company cannot resolve such matter, then the Parties shall submit the disagreement to an independent public accounting firm following the procedure set forth in Section 8.3. The Company shall not file such Tax Returns without the prior written consent of ECC, such consent not to be unreasonably withheld or delayed.
     (ii)   For purposes of this Agreement, Taxes related to a Straddle Period shall be apportioned between the Pre-Distribution Tax Period and the Post-Distribution Tax Period as

follows: (A) in the case of Taxes other than income, sales and use and withholding Taxes, on a per-diem basis, and (B) in the case of income, sales and use and withholding Taxes, as determined from the books and records of ECC, the Company and/or the relevant Subsidiary as though the taxable year of ECC, the Company and/or the relevant Subsidiary terminated at the close of business on the Distribution Date.
     (b)   ECC will pay to the Company ECC’s portion of the Pre-Distribution Taxes related to a Straddle Period Tax Return (as determined pursuant to Section 2.2(a)) no later than the later of: one (1) day prior to the due date of the Tax Return for which such Taxes relate to the extent ECC and the Company have reached an agreement on the amount of such Taxes by that date or the only dispute relates solely to the total amount of Tax shown on the Tax Return, and in the case of a dispute between ECC and the Company that solely relates to the percentage of the total amount of Tax shown on the Straddle Period Tax Return allocated to ECC, ECC shall pay (i) the amount it believes, in good faith, is its allocable portion of such Taxes within one (1) day prior to the due date of the Tax Return for which such Taxes relate, and (ii) the remainder, if any, determined to be owed by ECC by the independent accounting firm described in paragraph (a) above within two (2) days after such accounting firm has determined ECC’s liability with respect to such amounts. In the event a payment is made pursuant to this paragraph (b) with respect to amounts that are in dispute, such payment will be adjusted following the resolution of the dispute.
     (c)   To the extent the Prepaid Taxes exceed the Taxes owed by ECC for such Straddle Period (as determined pursuant to Section 2.2(a)), the Company shall pay ECC such excess.
     Section 2.3   Other Tax Returns.
     The Company shall have the exclusive authority to prepare and file or cause to be prepared and filed all Tax Returns for all members of the Company Group for Taxable years or periods beginning after the Distribution Date.
     Section 2.4   Distribution.
     (a)   Except as required by applicable law, the Company shall not, and shall cause the members of the Company Group not to, take any position that is inconsistent with the treatment of the Contributions or Distributions as having Tax-Free Status (or analogous status under state, local or foreign law).
     Section 2.5   Allocation.
     Immediately after the Distribution, the Company Group will close its books utilizing a “cut off” method, and the provisions of Treasury Regulations Section 1.1502-76(b)(1)(ii)(A), End of Day Rule, shall be applied to the Short Year.
     Section 2.6   Short Year State, Local and Foreign Returns.
     ECC and the Company agree that Combined Tax Returns and Income Tax Returns filed for tax periods that begin prior to the Distribution Date will reflect a short taxable year for the Company ending on the Distribution Date in any state, local or foreign taxing jurisdiction in which such tax year is allowed by administrative practice, whether or not required by law.

     Section 2.7   Tax Return Preparation Costs.
     Each Party shall bear all costs incurred by it in preparing and filing the Tax Returns it is responsible for under this Agreement.
ARTICLE III
ALLOCATION OF TAXES
     Section 3.1   Taxes.
     (a)   ECC shall be liable for and shall indemnify, defend and hold harmless the Company and members of the Company Group on an after-tax basis against (i) all Pre-Distribution Taxes, (ii) all Income Taxes incurred by or imposed on the Company or the Company Group solely as a result of the provisions of Treasury Regulations Section 1.1502-6 or the similar or analogous provisions of any state, local or foreign law with respect to any period during which ECC and the Company filed a Combined Tax Return, and (iii) all Post-Distribution Taxes of the ECC Group; provided, however, that ECC shall not be liable for, and shall not indemnify, defend and hold harmless the Company and members of the Company Group against any Taxes under this Section 3.1(a) that are a Distribution Liability.
     (b)   The Company shall be liable for and shall indemnify, defend and hold harmless ECC and members of the ECC Group on an after-tax basis against (i) all Post-Distribution Taxes that are attributable to the business or operations of, or incurred by or imposed on, the Company or the Company Group, (ii) any Taxes, losses, claims and expenses (including losses, claims and expenses arising out of claims by ECC’s stockholders against ECC and ECC’s Affiliates (and any successors to the foregoing)) resulting from the Contributions and/or Distributions failing to qualify as tax-free transactions pursuant to any provision of Section 355, Section 361, or Section 368(a)(1)(D) of the Code (A) to the extent that such Taxes, losses, claims and expenses are caused by any action that the Company takes or fails to take, or (B) as a result of (in whole or in part) the direct or indirect acquisition (including a transfer of assets) by one or more persons of any of the capital stock, stock options or assets of the Company, and (iii) any Taxes, losses, claims and expenses (including losses, claims and expenses arising out of claims by ECC’s stockholders against ECC and ECC’s Affiliates (and any successors to the foregoing)) resulting from a breach by the Company or any member of the Company Group of the covenants made by the Company in Section 9.1 hereof.
     Section 3.2   Carrybacks.
     No member of the Company Group shall carry back losses, credits or other Tax Attributes attributable to a Post-Distribution Tax Period to offset Taxes attributable to any Pre-Distribution Tax Period.
ARTICLE IV
TAX ATTRIBUTES AND REFUNDS OF PRE-DISTRIBUTION TAXES

     Section 4.1   Tax Refunds.
     (a)   Any Tax Refund attributable to (i) any member of the Company Group for any tax period that ends on or prior to the Distribution Date and (ii) any member of the ECC Group for any taxable period shall be, in each case, for the account of ECC. Therefore, ECC shall retain any such Tax Refund received by ECC or a member of the ECC Group and the Company shall pay to ECC any such Tax Refund received by a member of the Company Group within ten (10) days after receipt thereof or entitlement thereto.
     (b)   Any Tax Refund attributable to any member of the Company Group for any Straddle Period shall be allocated between ECC and the Company in the same manner as the Tax to which such refund relates was allocated between ECC and the Company. The recipient of any such Tax Refund shall pay such refund over to the other party to the extent such refund is allocated to such other party pursuant to the preceding sentence within ten (10) days after receipt thereof or entitlement thereto.
     Section 4.2   Tax Attributes.
     ECC shall in good faith determine the apportionment of Tax Attributes between the ECC Group and the Company Group in accordance with applicable laws.
     Section 4.3   Third Party Indemnities.
     (a)   If a member of the Company Group has the right to receive (or actually receives) a payment from a Person that is not a member of the Company Group (whether by reason of indemnity, reimbursement agreement or otherwise) with respect to (or items related to) (i) Pre-Distribution Taxes of a member of the Company Group or (ii) Taxes of a member of the ECC Group in each case, other than such Taxes for which the Company is liable under this Agreement, such payment shall be for the account of ECC and the Company shall pay to ECC the amount of any such payment within ten (10) days after a member of the Company group receives such payment. The Company shall use all reasonable efforts to obtain any payment described in the preceding sentence; provided, however, that ECC shall pay or promptly reimburse the Company for all Out-of-Pocket Expenses incurred in such attempt. To the extent it is legally permitted to do so, the Company shall assign (or caused to be assigned) to ECC all rights to receive such payment, including any rights to enforce such payment (and shall take all actions to facilitate such assignment, such as providing any required notice to any Person and executing any documents) so long as ECC pays or promptly reimburses the Company for all Out-of-Pocket Expenses related thereto. If the Company is unable to assign all of its rights to such payment, the Company shall permit ECC to control all aspects of the enforcement of such rights and shall cooperate with ECC consistent with the principles set forth in Section 7.1 hereof so long as ECC pays or promptly reimburses the Company for all Out-of-Pocket Expenses related thereto.
     (b)   If a member of the ECC Group has the right to receive (or actually receives) a payment from a Person that is not a member of the ECC Group (whether by reason of indemnity, reimbursement agreement or otherwise) with respect to (or items related to) Taxes of a member of the Company Group for any Post-Distribution Tax Period other than such Taxes for which ECC is liable under this Agreement, such payment shall be for the account of the Company and

ECC shall pay to the Company the amount of any such payment within ten (10) days after a member of the ECC Group receives such payment. ECC shall use all reasonable efforts to obtain any payment described in the preceding sentence; provided, however, that the Company shall pay or promptly reimburse ECC for all Out-of-Pocket Expenses incurred in such attempt. To the extent it is legally permitted to do so, ECC shall assign (or caused to be assigned) to the Company all rights to receive such payment, including any rights to enforce such payment (and shall take all actions to facilitate such assignment, such as providing any required notice to any Person and executing any documents) so long as the Company pays or promptly reimburses ECC for all Out-of-Pocket Expenses related thereto. If ECC is unable to assign all of its rights to such payment, ECC shall permit the Company to control all aspects of the enforcement of such rights and shall cooperate with the Company consistent with the principles set forth in Section 7.1 hereof so long as the Company pays or promptly reimburses ECC for all Out-of-Pocket Expenses related thereto.
ARTICLE V
PAYMENTS BETWEEN PARTIES
     Section 5.1   Notice and Time of Payment.
     To the extent that one Party (the “Paying Party”) owes an amount to another Party (the “Recipient Party”) pursuant to this Agreement, the Recipient Party shall notify the Paying Party and shall provide the Paying Party with its calculations of such amounts owed. The Paying Party shall pay the amount shown in such notice no later than ten (10) days after receiving the notice, unless the Paying Party disagrees with such amount, in which case the Parties agree to negotiate in good faith to resolve any difference. If such difference cannot be resolved within thirty (30) days after the Recipient Party indicates its disagreement, then the Parties shall submit the disagreement to an independent public accounting firm following the procedure set forth in Section 8.3. Any amount owing to another Party pursuant to this Agreement shall be deemed made when received by such other party. Any payment that is not made when due shall bear interest at a rate equal to Prime for each day until paid. Where there is a provision in this Agreement that provides for a different and specific payment schedule than the payment schedule provided in this Section 5.1, the more specific payment schedule shall apply.
     Section 5.2   Netting of Payments.
     If, on the day payment is due under this Agreement, each of the Company and ECC owes an amount to the other Party pursuant to this Agreement and any other agreement between the Parties, including, without limitation, the Separation Agreement and any Ancillary Agreement, the Parties shall satisfy their respective obligations to each other by netting the aggregate amounts due to one Party against the aggregate amounts due to the other Party, with the Party, if any, owing the greater aggregate amount paying the other Party the difference between the amounts owed. Such net payment shall be made pursuant to the provision of Section 5.1.
     Section 5.3   Treatment of Payments.

     To the extent permitted by law, all amounts payable under this Agreement, shall be deemed to be made immediately before the Distribution, and shall be treated as a distribution or contribution to capital, as appropriate.
ARTICLE VI
AUDITS AND CONTESTS
     Section 6.1   Notification.
     The Company shall promptly notify ECC in writing upon receipt by the Company or any member of the Company Group of any communication with respect to any Tax Matter (or pending or threatened Tax Matter) relating to any Tax period beginning on or before the Distribution Date. The Company shall include with such notification a complete copy of any written communication received by the Company or any member of the Company Group in respect of such Tax Matter. The failure of the Company to promptly forward such notification in accordance with the immediately preceding sentence shall not relieve ECC of any obligation under this Agreement, except to the extent that the failure to promptly forward such notification actually prejudices the ability of ECC to contest such Tax Matter.
     Section 6.2   Representation with Respect to Tax Disputes.
     (a)   ECC (or such member of the ECC Group as ECC shall designate) shall have the sole right to represent the interests of the members of the ECC Group and the members of the Company Group, to employ counsel of its choice at its expense and to make decisions with respect to settlements in any Tax Matter relating to (A) any consolidated federal Income Tax Returns of the ECC Consolidated Group, (B) any Combined Tax Return, (C) any Tax Return of any member of the ECC Group, and (D) any Tax Returns for all members of the Company Group for all taxable years or periods ending on or before the Distribution Date; provided, however, that, to the extent that such Tax Matter involves any issue that could materially affect the amount of Taxes for which any member of the Company Group is liable in a Post-Distribution Tax Period, ECC shall (i) keep the Company informed of all material developments relating to such Tax Matter; (ii) act in a reasonable manner and in good faith in discussing such issue with the relevant tax authority and contesting such Tax Matter; and (iii) contest, and shall not settle or compromise such Tax Matter unless ECC reasonably determines in good faith that (x) based on discussions with tax counsel, such settlement or compromise is an appropriate resolution of such Tax Matter taking into account only the applicable facts, applicable law and hazards and costs of controversy in respect of such Tax Matter standing alone, and (y) ECC would find such settlement acceptable if ECC (and not any member of the Company Group) were required to bear the tax consequences of the settlement of such Tax Matter for all relevant Tax periods.
     (b)   The Company (or such member of the Company Group as the Company shall designate) shall have the sole right to represent the interests of the members of the Company Group, to employ counsel of its choice at its expense and to make decisions with respect to settlements in any Tax Matter relating to any Tax Returns in respect of Post-Distribution Taxable Periods; provided, however, that, to the extent that such Tax Matter involves any issue that could materially affect the amount of Taxes for which any member of the ECC Group is liable in a

Pre-Distribution Tax Period (or for other Taxes with respect to which ECC is required to indemnify the members of the Company Group pursuant to Section 3.1(a)), the Company shall (i) keep ECC informed of all material developments relating to such Tax Matter; (ii) act in a reasonable manner and in good faith in discussing such issue with the relevant tax authority and contesting such Tax Matter; and (iii) contest, and shall not settle or compromise such Tax Matter unless the Company reasonably determines in good faith that (x) based on discussions with tax counsel, such settlement or compromise is an appropriate resolution of such Tax Matter taking into account only the applicable facts, applicable law and hazards and costs of controversy in respect of such Tax Matter standing alone and (y) the Company would find such settlement acceptable if the Company (and not any member of the ECC Group) were required to bear the tax consequences of the settlement of such Tax Matter for all relevant Tax periods.
     Section 6.3   Straddle Period Taxes.
     ECC (or such member of the ECC Group as ECC shall designate) shall have the sole right to represent the interests of the members of the ECC Group and the members of the Company Group and to employ counsel of its choice in any Tax Matter related to any Straddle Period Tax Return. ECC shall have absolute discretion with respect to any decisions to be made, or the nature of any action to be taken, with respect to any Tax Matter related to a Straddle Period Tax Return described in the preceding sentence; provided, however, with respect to Tax Matters that affect the Company’s Tax liability, (i) ECC shall keep the Company informed of all material developments and events relating to such matters to the extent they affect the Company’s Tax liability, (ii) at its own cost and expense, the Company shall have the right to participate in the defense of any such tax claim, and (iii) neither ECC nor the Company shall take any action in respect of such claim without the consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed.
ARTICLE VII
COMMUNICATION AND COOPERATION
     Section 7.1   Cooperation.
     (a)   Beginning on the Distribution Date, each of ECC and the Company, on behalf of itself and each member of the ECC Group and the Company Group, respectively, agrees to use good faith efforts to provide the other Party with such cooperation or information as such other Party reasonably shall request in connection with the determination of any payment or any calculations described in this Agreement, the preparation or filing of any Pre-Distribution Tax Return, Straddle Period Tax Return, Tax Return related to any Tax period beginning after the Distribution Date or claim for refund, or the conduct of any Tax Matter. Such cooperation and information shall include, without limitation:
     (i)   promptly forwarding copies of appropriate notices and forms or other communications (including, without limitation, information document requests, revenue agent’s reports and similar reports, notices of proposed adjustments and notices of deficiency) received from or sent to any Tax authority or any other administrative, judicial or governmental authority,

     (ii)   providing copies of all relevant Tax Returns or portions thereof, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Tax authority, and such other records concerning the ownership and Tax basis of property, or other relevant information,
     (iii)   the provision of such additional information and explanations of documents and information provided under this Agreement (including statements, certificates, forms, returns and schedules delivered by either Party) as shall be reasonably requested by ECC or the Company, as the case may be,
     (iv)   the execution of any document that may be necessary or appropriate in connection with the filing of a Tax Return, a claim for a refund, or in connection with any Tax Matter, including such waivers, consents or powers of attorney as may be necessary for ECC or the Company, as the case may be, to exercise its rights under this Agreement,
     (v)   the use of ECC’s or the Company’s, as the case may be, reasonable efforts to obtain any documentation from a governmental authority or a third party that may be necessary or reasonably helpful in connection with any of the foregoing, and
     (vi)   preparing and submitting to ECC (in a time frame consistent with past practice), at the Company’s expense, all information within the Company’s possession and not otherwise reasonably available to ECC that ECC shall reasonably request, in such form as ECC shall reasonably request, to enable ECC to prepare any Tax Returns required to be filed by ECC pursuant to Section 2.1.
     (b)   Any request for information or documents pursuant to Section 7.1 shall be made by the requesting Party in writing. The other Party shall promptly (and in no event later than thirty (30) days after receipt of the request) provide the requested information. Except as otherwise provided in (a)(vi), the requesting party shall indemnify the other party for any Out-of-Pocket Expenses incurred by such party in connection with providing any information or documentation pursuant to Section 7.1. Upon reasonable notice, each of ECC and the Company shall make its, or shall cause the members of the ECC Group or the Company Group, as applicable, to make their, employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. Any information obtained under Section 7.1 shall be kept confidential, except as otherwise reasonably may be necessary in connection with the filing of Tax Returns or claims for refund or in conducting any Tax Matter.
     Section 7.2    Retention of Records and Returns.
     (a)    For at least seven (7) years following the Distribution, each Party will retain such records, documents, accounting data and other information (including computer data) in its possession in the ordinary course of business reasonably necessary for (i) the preparation and filing of all Pre-Distribution Tax Returns and Straddle Period Tax Returns required to be filed by, on behalf of, or with respect to another Party, and (ii) any Tax Matters relating to such Pre-Distribution Tax Returns, Straddle Period Tax Returns, or to any Pre-Distribution Taxes payable by, on behalf of, or with respect to, another Party.

     (b)    The Parties shall, from and after the Distribution Date, preserve all Tax Materials for such seven (7) year period, and, thereafter, not destroy or dispose of or allow the destruction or disposition of such Tax Materials without first having offered in writing to deliver such Tax Materials to the other Party at such other Party’s expense. If such Party fails to request such Tax Materials within ninety (90) days after receipt of the notice described in the preceding sentence, the other Party may dispose of such Tax Materials.
ARTICLE VIII
ADMINISTRATIVE AND COMPLIANCE MATTERS
     Section 8.1    Sole Tax Sharing Agreement.
     Any and all existing tax sharing agreements or arrangements, written or unwritten, between any member of the ECC Group and any member of the Company Group shall be terminated as of the Effective Date or shall be amended so as to exclude all members of the Company Group from continuing as a party to such agreements or arrangements. As of the Effective Date, this Agreement shall be the sole tax sharing agreement, and there shall be no further rights, obligation or liabilities under any preexisting tax sharing agreement, between the members of the Company Group and the members of the ECC Group.
     Section 8.2    Designation of Agent.
     The Company and each member of the Company Group hereby irrevocably authorizes and designates ECC as its agent, coordinator, and administrator, for the purpose of taking any and all actions (including the execution of waivers of applicable statutes of limitation) necessary or incidental to the filing of any Tax Return, and for the purpose of making payments to, or collecting Tax Refunds from, any taxing authority, in each case if such Tax Return relates only to any Pre-Distribution Tax Period.
     Section 8.3   Disputes.
     If ECC or the Company fails to give its agreement, approval or consent in a situation described in Section 2.2, or the Parties cannot agree on an amount owed under Section 5.1, or any other dispute or disagreement arises under this Agreement that cannot be resolved among the Parties, the issue involved shall be submitted to an independent public accounting firm acceptable to both ECC and the Company; provided, however, that if the dispute or disagreement involves a matter of legal interpretation, then upon the written consent of both Parties such dispute shall be resolved by such independent public accounting firm, otherwise such independent accounting firm shall select an outside attorney (1) experienced in federal income tax law and (2) mutually acceptable to ECC and the Company (which acceptance shall not be unreasonably withheld) to resolve such dispute or disagreement. If ECC and the Company cannot agree on an independent public accounting firm, the first Big Four Public Accounting Firm (on an alphabetical basis) that is not currently serving as the auditor of either Party shall be selected to resolve the dispute. The decision of the independent public accounting firm (and any outside attorney selected by such accounting firm) in resolving the dispute shall be final and binding. The fees and expenses incurred with respect to the independent public accounting firm resolving the dispute shall be allocated fifty percent (50%) to ECC and fifty percent (50%) to the

Company. All other fees and expenses incurred in resolving the dispute shall be borne by the Party that incurs such fees and expenses.
ARTICLE IX
CERTAIN COVENANTS
     Section 9.1    Company Covenants.
     (a)   The Company will not, nor will it permit any member of the Company Group to, take any action inconsistent with the information and representations furnished to the IRS in connection with the Ruling Request, or to counsel in connection with any opinion being delivered by counsel with respect to the Contributions or Distributions, regardless of whether such information and representations were included in the ruling issued by the IRS or in the opinion of counsel.
ARTICLE X
MISCELLANEOUS
     Section 10.1   Notices.
     (a)   Any notice, demand, claim, or other communication under this Agreement shall be in writing and shall be deemed to have been given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by certified mail, return receipt requested, postage prepaid or sent by facsimile, to the parties at the following addresses (or at such other address as a party may specify by notice to the other):
     If to ECC, to:
EchoStar Communications Corporation
9601 S. Meridian Blvd., Englewood, CO 80112
Attention: General Counsel
Fax: 303-723-1699
If to Company, to:
EchoStar Holding Corporation
90 Inverness Circle East, Englewood, CO 80112
Attention: General Counsel
Fax: 303-723-1699
     Section 10.2   Costs and Expenses.
     (a) Except as expressly set forth in this Agreement, each party shall bear its own costs and expenses incurred pursuant to this Agreement.
     Section 10.3   Effectiveness; Termination and Survival.

     This Agreement shall become effective upon the consummation of the Distribution (the “Effective Date”). All rights and obligations arising hereunder shall survive until the later of (i) the full period of all applicable statutes of limitation (giving effect to any extension, waiver or mitigation thereof), or (ii) all rights and obligations are fully effectuated or performed.
     Section 10.4   Subsidiaries.
     ECC agrees and acknowledges that ECC shall be responsible for the performance by each member of the ECC Group of the obligations hereunder applicable to such member. The Company agrees and acknowledges that the Company shall be responsible for the performance by each member of the Company Group of the obligations hereunder applicable to such member.
     Section 10.5   Headings.
     The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof or in any way affect the meaning or interpretation of this Agreement.
     Section 10.6   Entire Agreement; Amendments and Waivers; Severability.
     (a)   Entire Agreement. This Agreement contains the entire understanding of the Parties hereto with respect to the subject matter contained herein. No alteration, amendment, modification, or waiver of any of the terms of this Agreement shall be valid unless made by an instrument signed by an authorized officer of each of ECC and the Company, or in the case of a waiver, by the Party against whom the waiver is to be effective.
     (b)   Amendments and Waivers. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any right, power or privilege. This Agreement shall not be waived, amended or otherwise modified except as in writing, duly executed by all of the Parties.
     (c)   Severability. If any provision of this Agreement or the application of any such provision to any Party or circumstances shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement or such provision or the application of such provision to such Party or circumstances, other than those determined to be so invalid, illegal or unenforceable, shall remain in full force and effect to the fullest extent permitted by law and shall not be affected by such determination, unless such a construction would be unreasonable.
     Section 10.7   Governing Law and Interpretation.
     This Agreement has been made in, and shall be construed and enforced in accordance with the laws of, the State of New York without giving effect to laws and principles relating to conflicts of law.
     Section 10.8   Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.
     Section 10.9   Assignments; Third Party Beneficiaries.
     Except as provided below, this Agreement shall be binding upon and shall inure only to the benefit of the Parties hereto and their respective successors and assigns, by merger, acquisition of assets or otherwise (including but not limited to any successor of a party hereto succeeding to the Tax Attributes of such Party under applicable law). This Agreement is not intended to benefit any Person other than the Parties hereto and such successors and assigns, and no other Person shall be a third party beneficiary hereof.
     Section 10.10   Further Assurances.
     ECC and the Company shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document or other instrument delivered pursuant hereto.
     Section 10.11   Authorization.
     Each of the Parties hereby represents and warrants that it has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such party, that this Agreement constitutes a legal, valid and binding obligation of each such party and that the execution, delivery and performance of this Agreement by such party does not contravene or conflict with any provision or law or of its charter or bylaws or any agreement, instrument or order binding on such Party.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first written above.
ECC on its own behalf and on behalf of each member of
ECC Group.
By:__________________________
Name:
Title:
Company on its own behalf and on
behalf of each member of the Company
Group.
By:__________________________
Name:
Title: